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Exhibit 99.4

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

OFFER TO EXCHANGE
UP TO $155,000,000 REGISTERED 13% SENIOR SECURED NOTES DUE 2015
FOR
ANY AND ALL OUTSTANDING UNREGISTERED 13% SENIOR SECURED NOTES DUE 2015

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

        Aventine Renewable Energy Holdings, Inc. (the "Company") is offering, subject to the terms and conditions set forth in the prospectus, dated                                    , 2010 (the "Prospectus"), relating to the offer (the "Exchange Offer") of the Company to exchange up to $155,000,000 in aggregate principal amount of its 13% Senior Secured Notes due 2015 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for the same amount of its outstanding unregistered 13% Senior Secured Notes due 2015 (the "Unregistered Notes"). The Unregistered Notes were issued in private offerings in March 2010 (with respect to $105,000,000 of the Unregistered Notes) and August 2010 (with respect to $50,000,000 of the Unregistered Notes). The Exchange Offer is being extended to all holders of the Unregistered Notes in order to satisfy certain obligations of the Company set forth in the Registration Rights Agreements, dated as of March 15, 2010 and August 19, 2010, by and among the Company, the guarantors of the Unregistered Notes party thereto and the standby purchasers of the Unregistered Notes. The Exchange Notes are substantially identical to the Unregistered Notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the Unregistered Notes will not apply to the Exchange Notes.

        Please contact your clients for whom you hold Unregistered Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Unregistered Notes registered in your name or in the name of your nominee, or who hold Unregistered Notes registered in their own names, we are enclosing the following documents:

        1.     A Prospectus dated                                    , 2010;

        2.     A Letter of Transmittal for your use and for the information of your clients;

        3.     A Notice of Guaranteed Delivery;

        4.     A form of letter which may be sent to your clients for whose accounts you hold Unregistered Notes registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

        5.     A Letter of Transmittal for the Unregistered Notes for your use and for the information of your clients, including an IRS Form W-9 and related instructions providing information relating to backup withholding tax.

        Your prompt action is requested. The Exchange Offer will expire at 5:00 P.M. (New York City time) on                                    , 2010, unless the Exchange Offer is extended by the Company (as it may be extended, the "Expiration Time"). Unregistered Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Time.

        Pursuant to the Letter of Transmittal, each holder of Unregistered Notes will represent to the Company that:

  •
  the Exchange Notes acquired in exchange for Unregistered Notes pursuant to the Exchange Offer are being acquired in the ordinary course of business of the holder;

  •
  the holder has no arrangements or understanding with any person to participate in a distribution of Unregistered Notes or Exchange Notes issued to such holder within the meaning of the Securities Act;

  •
  the holder is not an "affiliate" (within the meaning of Rule 405 under the Securities Act) of the Company or, if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; and

  •
  if the holder is not a broker-dealer, that the holder is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes within the meaning of the Securities Act.

        If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Unregistered Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes.

        The enclosed form of letter to clients contains an authorization by the beneficial owners of the Unregistered Notes for you to make the foregoing representations.

        Unless a holder of Unregistered Notes complies with the procedures described in the section of the Prospectus entitled "The Exchange Offer—Guaranteed Delivery Procedures," the holder must do one of the following prior to the Expiration Time to participate in the Exchange Offer:

  •
  tender the Unregistered Notes by sending the certificates for the Unregistered Notes, in proper form for transfer, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other documents required by the Letter of Transmittal, to the Exchange Agent at the address listed on the cover page of the Letter of Transmittal; or

  •
  tender the Unregistered Notes by using the book-entry procedures described in the section of the Prospectus entitled "The Exchange Offer—Procedures for Tendering" and "—Book-Entry Transfer" and transmitting a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent's Message (as defined below) in lieu of the Letter of Transmittal, to the Exchange Agent.

        In order for a book-entry transfer to constitute a valid tender of Unregistered Notes in the Exchange Offer, the Exchange Agent must receive a confirmation of book-entry transfer (a "Book-Entry Confirmation") of the Unregistered Notes into the Exchange Agent's account at The Depository Trust Company prior to the Expiration Time. The term "Agent's Message" means a message, transmitted by The Depository Trust Company and received by the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that The Depository Trust Company has received an express acknowledgment from the tendering holder of Unregistered Notes that the holder has received and has agreed to be bound by the Letter of Transmittal.

        If a registered holder of Unregistered Notes wishes to tender its Unregistered Notes in the Exchange Offer, but (a) the certificates for the Unregistered Notes are not immediately available, (b) the certificates for the Unregistered Notes, the Letter of Transmittal and all other required documents cannot be delivered to the Exchange Agent prior to the Expiration Time or (c) the procedures for delivery of the Unregistered Notes by book-entry transfer cannot be completed prior to the Expiration Time, a tender of Unregistered Notes may be effected by following the guaranteed delivery procedures described in the section of the Prospectus entitled "The Exchange Offer—Guaranteed Delivery Procedures."

        The Company will, upon request, reimburse brokers, dealers, commercial banks, trust companies and other nominees for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Unregistered Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all transfer taxes applicable to the exchange of Unregistered Notes in the Exchange Offer, except as set forth in Instruction 7 of the Letter of Transmittal.

        Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to the Exchange Agent at its address and telephone number set forth on the cover page of the Letter of Transmittal.

                      Very truly yours,

                      AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF AVENTINE RENEWABLE ENERGY HOLDINGS, INC. OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

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  Exhibit 99.4